Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili
jeff.norris@capitalone.com	danielle.dietz@capitalone.com	sie.soheili@capitalone.com

FOR IMMEDIATE RELEASE: January 24, 2023
Capital One Reports Fourth Quarter 2022 Net Income of $1.2 billion, or $3.03 per share
Net of adjusting items, Fourth Quarter 2022 Net Income of $2.82 per share(1)
McLean, Va. (January 24, 2023) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2022 of $1.2 billion, or $3.03 per diluted common share, compared with net income of $1.7 billion, or $4.20 per diluted common share in the third quarter of 2022, and with net income of $2.4 billion, or $5.41 per diluted common share in the fourth quarter of 2021. Adjusted net income(1) for the Fourth Quarter of 2022 was $2.82 per diluted common share.
“We posted strong top line growth throughout 2022," said Richard D. Fairbank, Founder, Chairman, and Chief Executive Officer. "As a result of our investments to transform our technology and to drive resilient growth, we’re in a strong position to deliver compelling long-term shareholder value and thrive in a broad range of possible economic scenarios.”
The quarter included the following adjusting items that increase/(decrease) earnings:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
Insurance recoveries and legal reserve activity	$(177)	$(0.35)
Restructuring Charges	$72	$0.14
All comparisons below are for the fourth quarter of 2022 compared with the third quarter of 2022 unless otherwise noted.
Fourth Quarter 2022 Income Statement Summary:
•Total net revenue increased 3 percent to $9.0 billion.
•Total non-interest expense increased 3 percent to $5.1 billion:
◦14 percent increase in marketing.
◦less than 1 percent decrease in operating expenses.
(1) This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

Capital One Fourth Quarter 2022 Earnings

•Pre-provision earnings(1) increased 3 percent to $4.0 billion.
•Provision for credit losses increased $747 million to $2.4 billion:
◦Net charge-offs of $1.4 billion.
◦$1.0 billion loan reserve build.
•Net interest margin of 6.84 percent, an increase of 4 basis points.
•Efficiency ratio of 56.19 percent.
◦Adjusted efficiency ratio(2) of 57.36 percent.
•Operating efficiency ratio of 43.83 percent.
◦Adjusted operating efficiency ratio(2) of 44.99 percent.
Fourth Quarter 2022 Balance Sheet Summary:
•Common equity Tier 1 capital ratio under Basel III Standardized Approach of 12.5 percent at December 31, 2022.
•Period-end loans held for investment in the quarter increased $8.4 billion, or 3 percent, to $312.3 billion.
◦Credit Card period-end loans increased $10.8 billion, or 9 percent, to $137.7 billion.
•Domestic Card period-end loans increased $10.3 billion, or 8 percent, to $131.6 billion.
◦Consumer Banking period-end loans decreased $1.3 billion, or 2 percent, to $79.9 billion.
•Auto period-end loans decreased $1.2 billion, or 2 percent, to $78.4 billion.
◦Commercial Banking period-end loans decreased $1.2 billion, or 1 percent, to $94.7 billion.
•Average loans held for investment in the quarter increased $6.7 billion, or 2 percent, to $306.9 billion.
◦Credit Card average loans increased $7.3 billion, or 6 percent, to $130.7 billion.
•Domestic Card average loans increased $7.3 billion, or 6 percent, to $124.8 billion.
◦Consumer Banking average loans decreased $639 million, or 1 percent, to $80.7 billion.
•Auto average loans decreased $633 million, or 1 percent, to $79.1 billion.
◦Commercial Banking average loans increased $39 million, or less than 1 percent, to $95.5 billion.
•Period-end total deposits increased $15.8 billion, or 5 percent, to $333.0 billion, while average deposits increased $14.6 billion, or 5 percent, to $326.6 billion.
•Interest-bearing deposits rate paid increased 82 basis points to 1.82 percent.
(1)     Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period. Management believes that this financial metric is useful in enabling investors and others to assess the Company’s ability to generate income to cover credit losses through a credit cycle, which can vary significantly between periods.
(2) This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

Capital One Fourth Quarter 2022 Earnings

2022 Full Year Income Statement Summary:
◦Total net revenue increased 13% to $34.3 billion.
◦Total non-interest expense increased 16 percent to $19.2 billion:
◦40 percent increase in marketing.
◦11 percent increase in operating expenses.
◦Pre-provision earnings(1) increased 9 percent to $15.1 billion.
◦Provision for credit losses increased $7.8 billion to $5.8 billion.
◦Net interest margin of 6.67 percent, an increase of 46 basis points.
◦Efficiency ratio of 55.95 percent .
▪Adjusted efficiency ratio(2) of 56.26 percent.
◦Operating efficiency ratio of 44.22 percent.
▪Adjusted operating efficiency ratio(2) of 44.53 percent.
Earnings Conference Call Webcast Information
The company will hold an earnings conference call on January 24, 2023 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through February 7, 2023 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2021.
About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $333.0 billion in deposits and $455.2 billion in total assets as of December 31, 2022. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.
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(1)     Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period. Management believes that this financial metric is useful in enabling investors and others to assess the Company’s ability to generate income to cover credit losses through a credit cycle, which can vary significantly between periods.
(2) This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.